Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Charlie Stack, (336) 519-4710

HANESBRANDS REPORTS THIRD-QUARTER 2012 RESULTS

WINSTON-SALEM, N.C. (Oct. 23, 2012) – HanesBrands (NYSE: HBI), a leading marketer of everyday branded basic apparel, today reported third-quarter net sales increased 3 percent, earnings per diluted share for continuing operations increased 31 percent to $1.11, and free cash flow totaled $287 million.

Net sales for the quarter ended Sept. 29, 2012, totaled $1.22 billion, up from $1.19 billion a year ago. EPS growth contributors included Innerwear segment performance and across-the-board tight expense control. (Unless noted, all performance measures are for continuing operations. Discontinued operations are discussed later in this press release.)

For 2012 full-year guidance, the company increased the low end of its EPS range by 4 cents to $2.54 to $2.60. It expects net sales of approximately $4.52 billion and free cash flow of approximately $500 million, the high end of its previous range.

“We are executing well and had a very good quarter as reflected in our operating margin, free cash flow and EPS, all of which are all-time quarterly records,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “Cotton inflation is behind us, and we are generating momentum for continued growth.”

Third-Quarter Business Highlights

•

The company’s overall operating profit margin increased 60 basis points to 12.8 percent in the quarter, reflecting continuous sequential improvement since the first quarter. Selling, general and administrative expenses decreased as a percentage of net sales, mitigating the impact of higher cotton costs.

The company generated free cash flow of $287 million in the quarter and has now completed the retirement of approximately $300 million of floating-rate bond debt as planned in 2012.

•

Innerwear segment net sales increased 3 percent in the quarter and operating profit increased 10 percent. Excluding sales declines to a mid-tier retail customer that is undergoing a major strategic shift, Innerwear sales would have increased 5 percent in the third quarter versus last year.

HanesBrands Reports Third Quarter 2012 Results – Page 2

Innerwear sales growth has increased for three consecutive quarters in 2012. The 3 percent growth in the third quarter built on 2 percent growth in the second quarter and 1 percent growth in the first quarter. Hanes and Champion underwear combined for double-digit growth and women’s panties growth was in the mid-single-digits. New-product innovation contributed to growth, including Hanes ComfortBlend men’s underwear, Hanes Classics slim fit and stretch premium underwear T-shirts, and Bali and Barely There Smart Size seamless bras.

•

Outerwear segment net sales increased 5 percent in the quarter, while operating profit declined 4 percent. Sales for Champion activewear and Gear for Sports licensed apparel increased, but higher cotton costs suppressed segment operating profitability.

•	International segment net sales declined 3 percent, while increasing 2 percent on a constant currency basis, and operating profit increased 19 percent on a reported basis.

•	Net sales for the Direct to Consumer segment increased 2 percent, and operating profit increased 18 percent.

2012 Guidance

Hanes’ revised 2012 full-year guidance for continuing operations is diluted EPS of $2.54 to $2.60, compared with previous guidance of $2.50 to $2.60. Net sales are expected to increase approximately 2 percent to approximately $4.52 billion, compared with previous guidance of $4.52 billion to $4.57 billion. Full-year free cash flow is expected to be approximately $500 million, the high end of the previous range of $400 million to $500 million.

The corresponding guidance for the fourth-quarter is net sales of approximately $1.13 billion to $1.17 billion and EPS of $1.00 to $1.06. The company expects a gross margin percentage in the mid-30s and an operating profit margin of slightly more than 13 percent. Interest expense is expected to be approximately $33 million, and the effective tax rate is expected to be in the midteens.

The company’s guidance for continuing operations is based on the following facts. Product pricing, shelf space, and promotion plans for the remainder of 2012 have been finalized with major retail accounts. All commodity costs have been fixed for the remainder of the year, with the company incurring significantly lower cotton and other inflation impacts for the remainder of the year.

The company will continue to focus its use of free cash flow on debt retirement. In 2012, the company retired all of its approximately $300 million of floating rate notes. For 2013, the company remains committed to prepaying all of its $500 million of 8 percent fixed-rate notes.

The company continues to believe that a reasonable estimate of EPS potential in 2013 is in the low $3 range.

HanesBrands Reports Third-Quarter 2012 Results – Page 3

Discontinued Operations

In May 2012, the company announced exiting certain international and domestic imagewear businesses that are all now classified as discontinued operations.

On May 30, Hanes sold its European imagewear business, and the company has substantially completed the discontinuation of its private-label and Outer Banks domestic imagewear operations serving wholesalers that sell to the screen-print industry. In accordance with GAAP requirements, the company reported results for the second and third quarters on a continuing-operations basis and revised prior-period results to reflect continuing operations. The company’s branded printwear operations will continue to operate and serve the branded domestic screen-print market.

For the first nine months, discontinued operations reported a loss per diluted share of $0.70 – a loss of $0.03 in the first quarter, a loss of $0.66 in the second quarter, and a loss of $0.01 in the third quarter.

More information on discontinued operations and financial results for prior-period continuing operations is available in the investors section of the company’s corporate website, http://tiny.cc/HanesBrandsIR, and will be available in the company’s Form 10-Q filing for the third quarter.

Note on Non-GAAP Terms and Definitions

Free cash flow and EBITDA are not generally accepted accounting principle measures.

Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance. See Table 4 and its footnotes attached to this press release to reconcile free cash flow for the year to date and third quarter to the GAAP measure of net cash provided by operating activities.

EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, and amortization. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance. See Table 2 attached to this press release to reconcile EBITDA to the GAAP measure of net income from continuing operations.

Hanes has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

HanesBrands Reports Third-Quarter 2012 Results – Page 4

Webcast Conference Call

Hanes will host a live Internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast may be accessed on the home page of the HanesBrands corporate website, www.HanesBrands.com. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available in the investors section of the HanesBrands website. A telephone playback will be available from approximately midnight EDT today through midnight EDT Oct. 30, 2012. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 40224335.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding our long-term goals and trends associated with our business, as well as guidance as to future performance. Examples of such statements include the statements included in this press release in the section titled 2012 Guidance. These and other forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: current economic conditions, including consumer spending levels and the price elasticity of our products; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the highly competitive and evolving nature of the industry in which we compete; our ability to successfully manage social, political, economic, legal and other conditions affecting our domestic and foreign operations and supply-chain sources, such as political instability and acts of war or terrorism, natural disasters, disruption of markets, operational disruptions, changes in import and export laws, currency restrictions and currency exchange rate fluctuations; the impact of the loss of one or more of our suppliers of finished goods or raw materials; our ability to effectively manage our inventory and reduce inventory reserves; our ability to optimize our global supply chain; our ability to continue to effectively distribute our products through our distribution network; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; gains and losses in the shelf space that our customers devote to our products; our ability to accurately forecast demand for our products; increasing pressure on margins; our ability to keep pace with changing consumer preferences; the impact of any inadequacy, interruption or failure with respect to our information technology or any data security breach; our ability to protect our reputation and brand images; our ability to protect our trademarks, copyrights and patents; our debt and debt service requirements that restrict our operating and financial flexibility and impose interest and financing costs; the financial ratios that our debt instruments require us to maintain; future financial performance, including availability, terms and deployment of capital; our ability to comply with environmental and occupational health and safety laws and regulations; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other

HanesBrands Reports Third-Quarter 2012 Results – Page 5

communications, as well as in the investors section of our corporate website at http://tiny.cc/HanesBrandsIR. Except as required by law, the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 53,300 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com.

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TABLE 1

HANESBRANDS INC.

Condensed Consolidated Statements of Income

(Amounts in thousands, except per-share amounts)

(Unaudited)

	Quarter Ended			Nine Months Ended
	September 29, 2012	October 1, 2011	% Change	September 29, 2012	October 1, 2011	% Change
Net sales	$1,218,681	$1,185,304	2.8%	$3,372,465	$3,333,340	1.2%
Cost of sales	818,751	771,251		2,350,489	2,168,305

Gross profit	399,930	414,053	-3.4%	1,021,976	1,165,035	-12.3%
As a % of net sales	32.8%	34.9%		30.3%	35.0%

Selling, general and administrative expenses	243,422	269,109		734,872	792,177
As a % of net sales	20.0%	22.7%		21.8%	23.8%

Operating profit	156,508	144,944	8.0%	287,104	372,858	-23.0%
As a % of net sales	12.8%	12.2%		8.5%	11.2%

Other expenses	3,373	880		4,829	2,295
Interest expense, net	32,897	38,255		106,503	118,483

Income from continuing operations before income tax expense	120,238	105,809		175,772	252,080
Income tax expense	9,055	20,739		21,544	48,283

Income from continuing operations	111,183	85,070	30.7%	154,228	203,797	-24.3%
Income (loss) from discontinued operations, net of tax	(1,291)	5,762		(69,935)	21,926

Net income	$109,892	$90,832	21.0%	$84,293	$225,723	-62.7%

Earnings (loss) per share - basic:
Continuing operations	$1.13	$0.87	29.9%	$1.56	$2.09	-25.4%
Discontinued operations	(0.01)	0.06	NM	(0.71)	0.22	NM

Net income	$1.11	$0.93	19.4%	$0.85	$2.31	-63.2%

Earnings (loss) per share - diluted:
Continuing operations	$1.11	$0.85	30.6%	$1.54	$2.05	-24.9%
Discontinued operations	(0.01)	0.06	NM	(0.70)	0.22	NM

Net income	$1.09	$0.91	19.8%	$0.84	$2.28	-63.2%

Weighted average shares outstanding:
Basic	98,707	97,925		98,611	97,559
Diluted	100,472	99,535		100,131	99,200

TABLE 2

HANESBRANDS INC.

Supplemental Financial Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended			Nine Months Ended
	September 29, 2012	October 1, 2011	% Change	September 29, 2012	October 1, 2011	% Change
Segment net sales¹:
Innerwear	$574,278	$558,422	2.8%	$1,748,256	$1,711,802	2.1%
Outerwear	413,033	392,683	5.2%	981,021	970,776	1.1%
Direct to Consumer	99,111	97,565	1.6%	278,396	277,819	0.2%
International	132,259	136,634	-3.2%	364,792	372,943	-2.2%

Total net sales	$1,218,681	$1,185,304	2.8%	$3,372,465	$3,333,340	1.2%

Segment operating profit¹:
Innerwear	96,841	88,372	9.6%	269,718	265,974	1.4%
Outerwear	46,339	48,379	-4.2%	24,118	94,265	-74.4%
Direct to Consumer	14,412	12,268	17.5%	24,773	21,955	12.8%
International	17,574	14,797	18.8%	33,964	43,275	-21.5%
General corporate expenses/other	(18,658)	(18,872)	-1.1%	(65,469)	(52,611)	24.4%

Total operating profit	$156,508	$144,944	8.0%	$287,104	$372,858	-23.0%

EBITDA²:
Net income from continuing operations	$111,183	$85,070		$154,228	$203,797
Interest expense, net	32,897	38,255		106,503	118,483
Income tax expense	9,055	20,739		21,544	48,283
Depreciation and amortization	23,047	21,972		69,313	65,185

Total EBITDA	$176,182	$166,036	6.1%	$351,588	$435,748	-19.3%

¹	As a result of the reduced size of sheer hosiery and changing trends, HanesBrands decided in the first quarter of 2012 to change its external segment reporting to include hosiery operations within the Innerwear segment. Hosiery had previously been reported as a separate segment. Prior-year segment sales and operating profit results, including other minor allocation changes, have been revised to conform to the current-year presentation. In addition, in May 2012, HanesBrands sold its European imagewear business, and the Company is completing the discontinuation of its private label and Outer Banks domestic imagewear operations serving wholesalers that sell to the screen-print industry. As a result, the current year and prior-year segment disclosures do not reflect the sales and operating profit results of these discontinued businesses.
²	Earnings from continuing operations before interest, taxes, depreciation and amortization is a non-GAAP financial measure.

TABLE 3

HANESBRANDS INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 29, 2012	December 31, 2011
Assets
Cash and cash equivalents	$182,269	$35,345
Trade accounts receivable, net	585,490	470,713
Inventories	1,340,776	1,607,555
Other current assets	210,319	217,178

Total current assets	2,318,854	2,330,791

Property, net	606,011	635,406
Intangible assets and goodwill	556,392	603,071
Other noncurrent assets	458,302	465,401

Total assets	$3,939,559	$4,034,669

Liabilities
Accounts payable and accrued liabilities	$688,938	$703,711
Notes payable	50,778	63,075
Accounts Receivable Securitization Facility	193,975	166,933
Current portion of long-term debt	145,185	—

Total current liabilities	1,078,876	933,719

Long-term debt	1,500,000	1,807,777
Other noncurrent liabilities	583,616	612,112

Total liabilities	3,162,492	3,353,608

Equity	777,067	681,061

Total liabilities and equity	$3,939,559	$4,034,669

TABLE 4

HANESBRANDS INC.

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	September 29, 2012	October 1, 2011

Operating Activities:
Net income	$84,293	$225,723
Depreciation and amortization	70,096	66,568
Impairment of intangibles	37,425	—
Loss on disposition of business	31,811	—
Other noncash items	4,943	25,598
Changes in assets and liabilities, net	80,837	(344,763)

Net cash provided by (used in) operating activities	309,405	(26,874)

Investing Activities:
Capital expenditures	(29,162)	(56,085)
Acquisition of business	—	(9,154)
Disposition of business	12,708	—

Net cash used in investing activities	(16,454)	(65,239)

Financing Activities:
Net borrowings (repayments) on notes payable, debt and other	(146,189)	97,492

Effect of changes in foreign currency exchange rates on cash	162	(1,053)

Increase in cash and cash equivalents	146,924	4,326

Cash and cash equivalents at beginning of year	35,345	43,671

Cash and cash equivalents at end of period	$182,269	$47,997

Supplemental cash flow information¹:
Net cash provided by (used in) operating activities	$309,405	$(26,874)
Capital expenditures	(29,162)	(56,085)

Free cash flow	$280,243	$(82,959)

¹	Free cash flow is a non-GAAP measure. For the quarter ended September 29, 2012, net cash provided by operating activities (GAAP) was $297 million and net capital expenditures were $10 million, resulting in non-GAAP free cash flow of $287 million. For 2012 guidance, net cash provided by operating activities (GAAP) is expected to be approximately $545 million and net capital expenditures are expected to be approximately $45 million, resulting in expectations for non-GAAP free cash flow of approximately $500 million.